UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

GREENIDGE GENERATION HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40808	86-1746728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Rennell Drive, 3rd Floor Fairfield, CT	06890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 536-2359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	GREE	Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Greenidge Generation Holdings Inc. (the “Company,” “we,” “us” or “our”) and B. Riley Principal Capital, LLC (“B. Riley Principal Capital”) have terminated the Initial Purchase Agreement (as defined below) and have entered into a new Purchase Agreement (as defined below).

As previously disclosed on September 15, 2021, the Company entered into a Common Stock Purchase Agreement (the “Initial Purchase Agreement”) and a Registration Rights Agreement (the “Initial Registration Rights Agreement”) with B. Riley Principal Capital whereby the Company had the right to sell to B. Riley Principal Capital a certain amount of its Common Stock, subject to certain conditions and limitations, from time to time during the term of the Initial Purchase Agreement. The Company and B. Riley Principal Capital entered into a mutual termination agreement on April 6, 2022, which became effective immediately upon signing. Prior to the termination, the Company had sold an aggregate of 2,547,500 shares of Common Stock representing proceeds of $54.9 million, net of discounts, under the Initial Purchase Agreement. The Company did not incur any early termination penalties.

Copies of the Initial Purchase Agreement and the Initial Registration Rights Agreement were attached as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021.

On April 7, 2022, the Company entered into a new Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital. Pursuant to the Purchase Agreement, the Company will have the right to sell to B. Riley Principal Capital up to the lesser of (i) $500,000,000 of newly issued shares (the “Shares”) of the Company’s class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain additional limitations contained in the Purchase Agreement), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital under the Purchase Agreement.

Upon the initial satisfaction of the conditions to B. Riley Principal Capital’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley Principal Capital of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”), which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the date on which the Commencement occurs (the “Commencement Date”), subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital to purchase a specified amount of shares of Common Stock, not to exceed 33.0% of the Purchase Volume Reference Amount (as defined below) (the “Maximum Purchase Amount”) applicable to such Purchase (and subject to certain additional limitations set forth in the Purchase Agreement) (each, a “Purchase”), by timely delivering written notice (the “Purchase Notice”) to B. Riley Principal Capital prior to the commencement of trading of the Common Stock on The Nasdaq Global Select Market (“Nasdaq”) on any trading day (the “Purchase Date”), so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than $1.00 (subject to adjustments as set forth in the Purchase Agreement) (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases (as defined below) by B. Riley Principal Capital under the Purchase Agreement have been received by B. Riley Principal Capital prior to the time such Purchase Notice is delivered by the Company to B. Riley Principal Capital.

The per share purchase price for the shares of Common Stock that we elect to sell to B. Riley Principal Capital in a Purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) during the full primary (or “regular”) trading session on Nasdaq on the applicable Purchase Date, calculated in accordance with the Purchase Agreement, or, if the total aggregate number (or “volume”) of shares of Common Stock traded on Nasdaq reaches a certain threshold amount (calculated in accordance with the Purchase Agreement) prior to the official close of the regular trading session on Nasdaq on such Purchase Date, then the VWAP will be calculated only for the period beginning at the official open (or “commencement”) of the regular trading session and ending at the time the volume of shares of Common Stock traded on Nasdaq reaches such threshold amount (such period for each purchase, the “Purchase Valuation Period”), less a fixed 5% discount to the VWAP for the Purchase Valuation Period, which shall be increased to 6% at such time that the Company has received aggregate cash proceeds of $200,000,000 from all prior sales of Common Stock to B. Riley Principal Capital under the Initial Purchase Agreement and the Purchase Agreement.

The “Purchase Volume Reference Amount” is defined in the Purchase Agreement as such number of shares of Common Stock equal to the quotient obtained by dividing (i) the total aggregate volume of shares of Common Stock traded during the full regular trading sessions on Nasdaq during the 10 consecutive trading day period ending on (and including) the trading day immediately preceding the Purchase Date for such Purchase, by (ii) 10.

In addition to the regular Purchases described above, if either (i) the Company does not effect a regular Purchase on a trading day that it otherwise could have selected as a Purchase Date for a regular Purchase pursuant to the Purchase Agreement (or the Company fails to timely deliver to B. Riley Principal Capital a Purchase Notice for a regular Purchase on such trading day) or (ii) the Company has timely delivered a Purchase Notice for a regular Purchase on a Purchase Date, and the Purchase Valuation Period for such Purchase has ended prior to 1:30 p.m., Eastern time, on such Purchase Date, then, in either case, the Company shall also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital to purchase, on such same Purchase Date, an additional specified amount of Common Stock, not to exceed the applicable Maximum Purchase Amount for such purchase (and subject to certain additional limitations set forth in the Purchase Agreement) (each, an “Intraday Purchase”), by the delivery to B. Riley Principal Capital of an irrevocable written purchase notice, after 10:00 a.m., Eastern time (and after the Purchase Valuation Period(s) for any prior regular Purchase and/or prior Intraday Purchase(s) effected on the same Purchase Date (if any) have ended), and prior to 1:30 p.m., Eastern time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases by B. Riley Principal Capital under the Purchase Agreement have been received by B. Riley Principal Capital prior to the time such Intraday Purchase Notice is delivered by the Company to B. Riley Principal Capital.

The per share purchase price for the shares of Common Stock that the Company elects to sell to B. Riley Principal Capital in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, provided that the VWAP for such Intraday Purchase will be measured during the portion of the normal trading hours on Nasdaq on the applicable Purchase Date that will begin 30 minutes after the latest of (i) the time that the applicable Intraday Purchase Notice is timely received by B. Riley Principal Capital, (ii) the time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended and (iii) the time that the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earlier of (x) the official close of the regular trading session on Nasdaq on such Purchase Date and (y) the time the volume of shares of Common Stock traded on Nasdaq reaches a certain threshold amount calculated in accordance with the Purchase Agreement (such period for each Intraday Purchase, the “Intraday Purchase Valuation Period”), less a fixed 5% discount to the VWAP for the Intraday Purchase Valuation Period, which shall be increased to 6% at such time that the Company has received aggregate cash proceeds of $200,000,000 from all prior sales of Common Stock to B. Riley Principal Capital under the Initial Purchase Agreement and the Purchase Agreement.

There is no upper limit on the price per share that B. Riley Principal Capital could be obligated to pay for the Common Stock the Company may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. The purchase price per share of Common Stock that the Company may elect to sell to B. Riley Principal Capital in a Purchase and an Intraday Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Purchase Valuation Period for such Purchase or during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

From and after the Commencement Date, the Company will control the timing and amount of any sales of shares of Common Stock to B. Riley Principal Capital. Actual sales of shares of our Common Stock to B. Riley Principal Capital under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable rules of The Nasdaq Stock Market LLC, in no event may we issue to B. Riley Principal Capital under the Purchase Agreement more than 19.99% of the combined shares of Class A and Class B Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (a) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable rules of The Nasdaq Stock Market LLC, or (b) the average price per share paid by B. Riley Principal Capital for all of the shares of Common Stock that the Company directs B. Riley Principal Capital to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds $8.92 per share (representing the lower of the official closing price of the Common Stock on Nasdaq on the date of the Purchase Agreement and the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days ending on the date of the

Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules). Moreover, we may not issue or sell any shares of Common Stock to B. Riley Principal Capital under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley Principal Capital and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in B. Riley Principal Capital beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to B. Riley Principal Capital. To the extent the Company sells shares of Common Stock under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering (with certain limited exceptions) into a “Variable Rate Transaction,” as defined in the Purchase Agreement, which include issuances of class A common stock or securities exercisable, exchangeable or convertible into class A common stock issued or issuable at a future determined price or a price that varies or floats based on the market price of the class A common stock, including an “equity line of credit” with a third party, or any similar continuous offering of our equity securities. B. Riley Principal Capital has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Commencement Date, (ii) the date on which B. Riley Principal Capital shall have purchased $500,000,000 of shares of Common Stock from the Company under the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement, and (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day and (v) the date on which a bankruptcy custodian is appointed for all or substantially of the Company’s property, or the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice to B. Riley Principal Capital. Neither the Company nor B. Riley Principal Capital may assign or transfer its respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Common Stock, nor shall there be any sale of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

The shares of Common Stock that have been and may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. B. Riley Principal Capital has represented to the Company in the Purchase Agreement that it is an “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities or “Blue Sky” laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of April 7, 2022, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC

10.2	Registration Rights Agreement, dated as of April 7, 2022, between Greenidge Generation Holdings Inc. and B. Riley Principal Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENIDGE GENERATION HOLDINGS INC.

Dated: April 8, 2022	By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer